Exhibit 4.1

APOLLO

Apollo Asset Backed Credit Company LLC
Subscription Agreement

The undersigned hereby tenders this Subscription Agreement and applies for the purchase of the dollar amount of limited liability company interests (the "Shares") of the series of Apollo Asset Backed Credit Company LLC ("ABC") set forth below. ABC is managed by its operating manager, Apollo Manager, LLC (the "Manager"), which is a subsidiary of the sponsor, Apollo Asset Management, Inc. (together with its subsidiaries, "Apollo"). Please see the confidential private placement memorandum, as may be amended and/or supplemented from time to time ("PPM"), for complete details regarding the offering by ABC.

(1) YOUR INVESTMENT

A. Investment

Investment Amount $ ______ ☐ Initial Investment ($2,500 minimum initial investment) ☐ Subsequent Purchase ($500 minimum per transaction)

B. Investment Method

☐ By wire: Please wire funds according to the instructions below.
Name UMB Bank Escrow Apollo Asset Backed Credit Co
Bank Name: UMB Bank, N.A.
ABA: 101000695
DDA: 9872647297
Ref: Investor Registration

☐ By mail: Attach a check to this Subscription Agreement. Make all checks payable to: *Apollo Asset Backed Credit Co**.
☐ Broker-Dealer/Registered Representative will make payment on your behalf
** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler's checks are not accepted.*

C. Series Selection *(required)*
☐ **APOLLO ASSET BACKED CREDIT COMPANY LLC – SERIES I** (treated as a corporation for U.S. federal income tax purposes and tax reporting will be done on Form 1099-DIV)
☐ **APOLLO ASSET BACKED CREDIT COMPANY LLC – SERIES II** (treated as a partnership for U.S. federal income tax purposes and tax reporting will be done on Schedule K-1)

D. Share Selection *(required)*
☐ **S SHARE**
☐ **I SHARE**
☐ **F-S SHARE** (Founder Shares available for certain accounts during the Initial Offer Period or through designated intermediaries as described in the PPM)
☐ **F-I SHARE** (Founder Shares available for certain accounts during the Initial Offer Period or through designated intermediaries as described in the PPM)
☐ **A-I SHARE** (Anchor Shares available through designated intermediaries as described in the PPM)
☐ **A-II SHARE** (Anchor Shares available through designated intermediaries as described in the PPM)
☐ **E SHARE** (available for officers, directors, employees and affiliates of Apollo as described in the PPM)

(2) OWNERSHIP TYPE

(Select Only One)

Taxable Account Type

Brokerage Account Number ______

☐ Individual or Joint Tenant With Rights of Survivorship
☐ Transfer on Death *(Optional Designation. See Section 3.C)*
☐ Tenants in Common
☐ Community Property
☐ Uniform Gift/Transfer to Minors
State of ______

☐ Trust *(Include Copy of Trust Agreement)*
☐ Corporation / Partnership / Other
(Corporate Resolution or Partnership Agreement Required)
☐ Estate

Non-Taxable Account Type

Custodian Account Number ______

☐ IRA
☐ Roth IRA
☐ SEP IRA
☐ Simple IRA
☐ Pension Plan *(Include Certification of Investment Powers Form)*
☐ Other ______

Custodian Information *(To Be Completed By Custodian)*

Custodian Name ______
Custodian Tax ID # ______
Custodian Phone # ______

Custodian Stamp Here

Entity Name – Retirement Plan / Trust / Corporation / Partnership / Other
Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3.A and 3.B

Entity Name	Tax ID Number	Date of Trust	Exemptions *(See Form W-9 instructions at www.irs.gov)*

Entity Type *(Select one. Required)*
☐ Retirement Plan ☐ Trust ☐ S-Corp ☐ C-Corp ☐ LLC ☐ Partnership ☐ Other ______

Jurisdiction (if Non-U.S.) *(Attach completed applicable Form W-8)* ______ Exempt payee code *(if any)* ______ Exemption from FATCA reporting code *(if any)* ______

(3) INVESTOR INFORMATION

A. Investor Name *(Investor / Trustee / Executor / Authorized Signatory Information)*
(Residential street address ***MUST*** *be provided. See Section 4 if mailing address is different than residential street address.)*

FIRST NAME	(MI)	LAST NAME	
SOCIAL SECURITY NUMBER / TAX ID	DATE OF BIRTH (MM/DD/YYYY)		DAYTIME PHONE NUMBER
RESIDENTIAL STREET ADDRESS	CITY	STATE	ZIP

EMAIL ADDRESS

Page 1 of 8

APOLLO

Apollo Asset Backed Credit Company LLC
Subscription Agreement

(3)

INVESTOR INFORMATION *(Continued)*

If you are a non-U.S. citizen, please specify your country of citizenship (required)

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)*

If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,[1] please select one below *(required)*:

☐ Apollo employee or Immediate Family Member ☐ ABC officer or director or Immediate Family Member ☐ Apollo affiliate or Immediate Family Member ☐ Not Applicable

B. Co-Investor Name *(Co-Investor / Co-Trustee / Co-Executor / Co-Authorized Signatory Information, if applicable.)*
(Residential street address **MUST** be provided. See Section 4 if mailing address is different than residential street address.)

FIRST NAME (MI) LAST NAME

SOCIAL SECURITY NUMBER / TAX ID DATE OF BIRTH (MM/DD/YYYY DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS CITY STATE ZIP

EMAIL ADDRESS

If you are a non-U.S. citizen, please specify your country of citizenship (required)

☐ Resident Alien ☐ Non-Resident Alien *(Attach a completed Form W-8BEN, Rev. Oct. 2021)*

If you are an Apollo employee, officer, director, affiliate, or an Immediate Family Member thereof,[1] please select one below *(required)*:

☐ Apollo employee or Immediate Family Member ☐ ABC officer or director or Immediate Family Member ☐ Apollo affiliate or Immediate Family Member ☐ Not Applicable

C. Transfer on Death Beneficiary Information
(Individual or Joint Account with rights of survivorship only.) Not available for Louisiana residents. (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

FIRST NAME (MI) LAST NAME SSN DATE OF BIRTH (MM/DD/YYYY) ☐ PRIMARY ☐ SECONDARY %

FIRST NAME (MI) LAST NAME SSN DATE OF BIRTH (MM/DD/YYYY) ☐ PRIMARY ☐ SECONDARY %

FIRST NAME (MI) LAST NAME SSN DATE OF BIRTH (MM/DD/YYYY) ☐ PRIMARY ☐ SECONDARY %

FIRST NAME (MI) LAST NAME SSN DATE OF BIRTH (MM/DD/YYYY) ☐ PRIMARY ☐ SECONDARY %

Custodian/Guardian (required for a minor Beneficiary, cannot be same as Investor or Co-Investor):

(4)

CONTACT INFORMATION *(If different than provided in Section 3.A)*

EMAIL ADDRESS

MAILING STREET ADDRESS CITY STATE ZIP

(5)

INTERESTED PARTY INFORMATION *(For mailed statements)*

FIRST NAME (MI) LAST NAME DAYTIME PHONE NUMBER

RESIDENTIAL STREET ADDRESS CITY STATE ZIP

[1] "Immediate Family Member" means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, or mother-, father-, son-, daughter-, brother-, or sister in-law of an officer or director, and includes adoptive relationships.

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Apollo Asset Backed Credit Company LLC Subscription Agreement (6) Please read entire section carefully. SELECT HOW A. You are automatically enrolled in our Distribution Reinvestment Plan. If you do NOT wish to be enrolled in our Distribution Reinvestment Plan, YOU WANT TO and you instead elect to receive cash distributions, check this box and complete the information in Section 6.B : RECEIVE YOUR DISTRIBUTIONS B. Complete the section below ONLY if you are NOT participating in the Distribution Reinvestment Plan and you instead have elected above to (Select only one) receive cash distributions. For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian. 1. Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.) 2. Cash/Check Mailed to Third Party/Custodian NAME / ENTITY NAME / FINANCIAL INSTITUTION MAILING ADDRESS CITY STATE ZIP ACCOUNT NUMBER (required) 3. Cash/Direct Deposit Attach a pre-printed voided check. (Non-Custodial Investors Only) I authorize Apollo Asset Backed Credit Company LLC or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Apollo Asset Backed Credit Company LLC in writing to cancel it. In the event that Apollo Asset Backed Credit Company LLC deposits funds erroneously into my account, Apollo Asset Backed Credit Company LLC is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. FINANCIAL INSTITUTION NAME MAILING ADDRESS CITY STATE ZIP YOUR BANK’S ABA ROUTING NUMBER YOUR BANK ACCOUNT NUMBER (7) Instead of receiving paper copies of the PPM and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Apollo Asset Backed Credit Company LLC. If you would like to consent to electronic delivery, including ELECTRONIC pursuant to email, please initial below for this election. DELIVERY FORM (Optional) We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials. Please initial to consent to electronic delivery EMAIL (If blank, the email provided in Section 4 or Section 3.A will be used.) (8) By executing this Subscription Agreement and subscribing for Shares, the undersigned hereby agrees to be bound by the terms of this Subscription Agreement, the limited liability company agreement of ABC (as amended from time to time, the “LLC Agreement”), the series POWER OF agreement for the series the undersigned has elected to participate in pursuant to Section 1(c) of this Subscription Agreement (the “Series”) and ATTORNEY any amendments or supplements thereto or cancellations thereof, and authorizes and appoints with full power of substitution as the undersigned’s true and lawful agent and attorney-in-fact, with full power and authority in the undersigned’s name, place and stead, the Manager, ABC and the Series, and each of their authorized officers and attorneys-in-fact, as the case may be, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as may be required or advisable under the laws of the State of Delaware or any other applicable jurisdiction: A. any and all certificates, instruments, agreements or other documents, whether related to this Subscription Agreement, the LLC Agreement or otherwise, and any amendment of any thereof (including amendments reflecting the addition of any person or entity as a shareholder or member of ABC or any admission or substitution of other shareholders or members or the investment made by any such person or entity or by any shareholder or member of ABC) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any member of ABC or the transfer of any Shares; B. any other document, certificate or instrument required to reflect any action of the shareholders or the members of ABC duly taken in the manner provided for in the LLC Agreement, whether or not the undersigned voted in favor of or otherwise consented to such action; C. any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which ABC or any series of ABC is doing or intends to do business or ABC or the Manager deems necessary or advisable; D. any certificate of cancellation of the certificate of formation of ABC and any certificate of cancellation of a certificate of registered series of a series of ABC, as applicable, that may be reasonably necessary to effect the termination of ABC or a series of ABC; E. any instrument or papers required to terminate the business of ABC or a series of ABC pursuant to the LLC Agreement; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for the undersigned if such action could in any way increase the liability of the undersigned beyond the liability expressly set forth in the LLC Agreement or alter the rights of the undersigned under the LLC Agreement, unless (in either case) the undersigned has given a power of attorney to such attorney-in-fact expressly for such purpose; F. all ballots, consents, approvals, waivers, certificates, documents and other instruments that ABC determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the shareholders or the members of ABC or is consistent with the terms of the LLC Agreement or (ii) effectuate the terms or intent of the LLC Agreement or the series agreement of any series of ABC; provided that when required by any provision of the LLC Agreement that establishes a percentage of the shareholders or the members of ABC or of the shareholders or members of ABC holding any class of shares of ABC required to take any action, the Manager and ABC, and each of their authorized officers and attorneys-in-fact, as the case may be, may exercise the power of attorney made in this Subscription Agreement only after the necessary vote, consent, approval, agreement or other action of the shareholders or members of ABC, generally or holding such class of shares of ABC; and Page 3 of 8

Apollo Asset Backed Credit Company LLC Subscription Agreement G. all elections for U.S. federal, state, local and non-U.S. tax matters in respect of, or on behalf of, ABC and any series of ABC. Nothing contained in this Section 8 shall be construed as authorizing the Manager, ABC or any series of ABC, or each of their authorized officers or attorneys-in-fact, as the case may be, to amend, change or modify the LLC Agreement except in accordance therewith or as may be otherwise expressly provided for in the LLC Agreement. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of the undersigned and the transfer of all or any portion of the undersigned’s Shares and shall extend to the undersigned’s heirs, successors, assigns and personal representatives. The undersigned hereby agrees to be bound by any representation made by the Manager or ABC, and each of their authorized officers or attorneys-in-fact, as the case may be, acting in good faith pursuant to such power of attorney; and the undersigned, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, ABC or any series of ABC, and each of their authorized officers or attorneys-in-fact, as the case may be, taken in good faith under such power of attorney in accordance with this Subscription Agreement. The undersigned hereby agrees to execute and deliver to ABC promptly after receipt of ABC’s written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that ABC deems necessary to comply with any laws, rules or regulations relating to ABC’s or the Series’ activities. (9) Notwithstanding any other provision of this Subscription Agreement to the contrary, ABC and the Series, and the Manager, in its own name and on behalf of ABC and/or the Series, shall be authorized, without the consent of any person or entity, including the undersigned, to take such action as ANTI-MONEY it determines to be necessary or advisable to comply, or to cause ABC and the Series to comply, with any anti-money laundering or anti-terrorist LAUNDERING laws, rules, regulations, directives or special measures. (10) This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of Delaware). GOVERNING LAW (11) This Subscription Agreement, the LLC Agreement and the other agreements or documents referred to herein or in the LLC Agreement contain the entire agreement of the parties hereto or therein with respect to the subject matter hereof and thereof, and there are no representations, ENTIRE covenants or other agreements except as set forth herein or therein. AGREEMENT (12) Apollo Asset Backed Credit Company LLC is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/ SUBSCRIBER taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Apollo Asset Backed SIGNATURES Credit Company LLC may not be able to open your account. By signing this Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account. The undersigned’s signature pages to this Subscription Agreement shall also constitute a counterpart signature page to the LLC Agreement upon acceptance thereof by ABC and the Series. Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Apollo Asset Backed Credit Company LLC to accept this subscription, I hereby represent and warrant to you as follows: INVESTOR CO-INVESTOR I have received a copy of the PPM. INITIALS INITIALS I am an “accredited investor” as defined in Rule 501 promulgated under Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”). All investors please also complete the INITIALS INITIALS questionnaire in Appendix A. I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. INITIALS INITIALS I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the INITIALS INITIALS PPM. I am purchasing the Shares for my own account. INITIALS INITIALS I understand that the transaction price per Share at which my investment will be executed will be made available on Apollo Asset Backed Credit Company LLC’s website at https://www.apollo.com/abc INITIALS INITIALS I understand that I am not committed to purchase Shares at the time my subscription order is submitted and I may cancel my subscription at any time before two business days before the first business day of the month. I understand that I may withdraw my purchase request by notifying the INITIALS INITIALS transfer agent, through my financial intermediary or directly on Apollo Asset Backed Credit Company LLC’s toll-free, automated telephone line, (888) 926-2688. I am a benefit plan investor within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974 (“ERISA”).2 (Initial ONLY if applicable) INITIALS INITIALS 2 The term “benefit plan investor” is defined to include (i) employee benefit plans subject to Title I of ERISA (e.g., US corporate pension plans, Taft-Hartley plans, and 401(k) plans), (ii) plans subject to Section 4975 of the Internal Revenue Code (e.g., “Keogh” plans and individual retirement accounts and arrangements (“IRAs”)), and (iii) entities (e.g., a fund-of-funds and a collective investment trust) whose underlying assets are deemed to constitute “plan assets” under ERISA due to a failure of the entity to meet one of the regulatory exceptions under ERISA. Governmental plans and non-US plans are not included in this definition. Page 4 of 8

APOLLO

Apollo Asset Backed Credit Company LLC
Subscription Agreement

I declare that the information supplied above is true and correct and may be relied upon by Apollo Asset Backed Credit Company LLC. I acknowledge that the Broker-Dealer/Registered Representative (Broker-Dealer/Registered Representative of record) indicated in Section 13 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including tax documents) and redemption information. Investors may change the Broker-Dealer/Registered Representative of record at any time by contacting Apollo Asset Backed Credit Company LLC at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:
(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and
(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

SIGNATURE OF INVESTOR	DATE	SIGNATURE OF CO-INVESTOR OR CUSTODIAN (If applicable)	DATE

(13)

REGISTERED REPRESENTATIVE/ INVESTMENT ADVISOR REPRESENTATIVE BROKER DEALER/ RIA INFORMATION *(Required Information)*

The Registered Representative/Investment Advisor Representative (as applicable) must sign below to complete the order. Registered Representative/Investment Advisor Representative (as applicable) hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's legal residence.

BROKER DEALER OR RIA FIRM	REGISTERED REP OR INVESTMENT ADVISOR REP NAME

ADVISOR MAILING ADDRESS

CITY	STATE	ZIP

FIRM CRD NUMBER	REP/RIA NUMBER	TELEPHONE NUMBER

E-MAIL ADDRESS	FAX NUMBER

OPERATIONS CONTACT NAME	OPERATIONS CONTACT E-MAIL ADDRESS

Please note that unless previously agreed to in writing by Apollo Asset Backed Credit Company LLC, all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, this Section 13 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available the PPM to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the PPM and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the PPM. The undersigned Registered Representative represents and certifies that, if the investor is a "retail customer" as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor's investment profile and the potential risks, rewards, and costs associated with such an investment and (b)(i) the undersigned has not placed its interests or those of the Registered Representative ahead of the interest of the investor in recommending such investment and (ii) undersigned and the Registered Representative have complied with any applicable enhanced standard of conduct, including but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares. The undersigned Registered Representative further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program, including applicable document/information retention requirements. The undersigned Registered Representative further represents and certifies that, upon request from ABC or an affiliate, such Registered Representative will provide ABC with identification documentation and other information about the investor collected pursuant to these policies and procedures. During the life of the investment, but no more than annually, the undersigned Registered Representative agrees to provide, upon request from ABC or an affiliate, a verification of continued compliance with this section 13.

REGISTERED REP OR INVESTMENT ADVISOR SIGNATURE	DATE	BRANCH MANAGER SIGNATURE (If required by Broker-Dealer)	DATE

(14)

MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Apollo Asset Backed Credit Company LLC experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 12 above, they are asked to promptly notify Apollo Asset Backed Credit Company LLC and the Broker-Dealer in writing. The Broker-Dealer may notify Apollo Asset Backed Credit Company LLC if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 12 above, and Apollo Asset Backed Credit Company LLC may rely on such notification to terminate such investor's participation in the Distribution Reinvestment Plan.

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Apollo Apollo Asset Backed Credit Company LLC Subscription Agreement No sale of Shares may be completed until at least five business days after you receive the PPM. To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the first business day of the month (unless waived). You will receive a written confirmation of your purchase. All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the PPM in its entirety for a complete explanation of an investment in the Shares of Apollo Asset Backed Credit Company LLC. Return the completed Subscription Agreement to: Regular Mail To: Apollo Asset Backed Credit Company LLC Apollo Asset Backed Credit Company LLC PO Box 219830 Kansas City, MO 64121-9830 Overnight To: Apollo Asset Backed Credit Company LLC Apollo Asset Backed Credit Company LLC 430 W 7th Street, Suite 219830 Kansas City, MO 64105-1407 Apollo Asset Backed Credit Company LLC Investor Relations: (888) 926-2688 Email: apolloabcai@sscinc.com Page 6 of 8

APOLLO

Apollo Asset Backed Credit Company LLC
Subscription Agreement
Appendix A

FOR INDIVIDUALS (INITIAL ONLY APPLICABLE BOXES)		
A natural person with individual net worth (or joint net worth with spouse or spousal equivalent*) in excess of $1 million. For purposes of this item, "net worth" means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse or spousal equivalent*, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor's primary residence should not be included as a "liability", except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness	*INITIALS*	*INITIALS*
A natural person with individual income (without including any income of the Investor's spouse or spousal equivalent*) in excess of $200,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.	*INITIALS*	*INITIALS*
A natural person with joint income with their spouse or spousal equivalent* in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.	*INITIALS*	*INITIALS*
The Investor (including all owners in a joint account) holds in good standing either the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), the Investment Adviser Representative license (Series 65), and/or any other professional certifications or designations or credentials from an accredited educational institution that the U.S. Securities and Exchange Commission has designated under Rule 501(a)(10) under the Securities Act as qualifying an individual for accredited investor status.	*INITIALS*	*INITIALS*
**A cohabitant occupying a relationship generally equivalent to that of a spouse.*		
FOR ENTITIES (INITIAL ONLY APPLICABLE BOXES)		
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.	*INITIALS*	*INITIALS*
An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).	*INITIALS*	*INITIALS*
A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity.	*INITIALS*	*INITIALS*
An insurance company as defined in Section 2(a)(13) of the Securities Act.	*INITIALS*	*INITIALS*
A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.	*INITIALS*	*INITIALS*
An investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").	*INITIALS*	*INITIALS*
A business development company as defined in Section 2(a)(48) of the 1940 Act.	*INITIALS*	*INITIALS*
A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.	*INITIALS*	*INITIALS*
A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the "Advisers Act").	*INITIALS*	*INITIALS*
A corporation, an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.	*INITIALS*	*INITIALS*
A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.	*INITIALS*	*INITIALS*
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.	*INITIALS*	*INITIALS*
Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Development Act.	*INITIALS*	*INITIALS*
An investment adviser registered pursuant to Section 203 of the Advisers Act or registered under the laws of any U.S. state.	*INITIALS*	*INITIALS*

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Apollo Asset Backed Credit Company LLC Subscription Agreement Appendix A An investment adviser relying on an exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act. INITIALS INITIALS An entity, of a type not listed above, not formed for the specific purpose of acquiring the Shares offered, that owns in excess of $5,000,000 in “investments,” as defined in Rule 2a51-1 under the 1940 Act. INITIALS INITIALS A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, and whose purchase of the Shares is directed by a person who has such knowledge and experience in financial and business matters that such family INITIALS INITIALS office is capable of evaluating the merits and risks of the purchase of the Shares. A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a “family office” meeting the requirements of the immediately preceding category, whose purchase of the Shares is directed by such family office. INITIALS INITIALS If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above. INITIALS INITIALS In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary. Page 8 of 8